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                                                                    Exhibit 99.7

                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF OKLAHOMA

In re:                          )
                                )
TOWER TECH, INC.,               )        BK-00-20285-TS
                                )        Chapter 11
            Debtor.             )

               FINAL ORDER SUPPLEMENTING ORDER CONFIRMING PLAN TO
               INCLUDE THIRD SUPPLEMENT TO PLAN OF REORGANIZATION
               --------------------------------------------------

     On November 20, 2001, this Court entered its Order Confirming Plan, whereby it confirmed the plan of reorganization filed by Tower Tech, Inc., as amended and supplemented. By order entered December 28, 2001, this Court conditionally supplemented the Order Confirming Plan to include the Third Supplement to Amended Plan of Reorganization of Tower Tech, Inc.

     By the terms of the December 28, 2001, order, any party wishing to object to the entry of the same was required to file such objection on or before January 7, 2002, and obtain from the Court a hearing on the objection at the earliest date available. Pursuant to the representation of counsel, as indicated by his signature affixed hereto, that no objections have been filed by the due date, the December 28, 2001, order is deemed final. Accordingly,

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED, the Order Confirming Plan, entered herein on November 20, 2001, is hereby supplemented to include the Third Supplement to Amended Plan of Reorganization of Tower Tech, Inc.

     Dated: JAN - 8 2002.
           -------------

                                               /s/ John TeSelle
                                               --------------------------------
                                               John TeSelle
                                               United States Bankruptcy Judge

Approved for entry:

/s/ Mark B. Toffoli
--------------------------------
Mark B. Toffoli OBA #9045
Holbrook & Toffoli
2200 First National Center
120 North Robinson
Oklahoma City, Oklahoma 73102
(405) 232-8131
ATTORNEYS FOR TOWER TECH, INC.